Exhibit 4.7

FORM OF CERTIFICATE OF DOMESTICATION

OF

GLOBAL PARTNER ACQUISITION CORP II

The undersigned being the duly authorized and elected Chief Executive Officer of Global Partner Acquisition Corp II, a Cayman Islands exempted company, which intends to domesticate as a Delaware corporation pursuant to this Certificate of Domestication (the ”Corporation”) and in accordance with the provisions of Section 388 of Title 8 of the General Corporation Law of the State of Delaware (the “DGCL”) DOES HEREBY CERTIFY:

FIRST: The Corporation was first formed on November 3, 2020, under the laws of the Cayman Islands.

SECOND: The name of the Corporation immediately prior to the filing of this Certificate of Domestication was “Global Partner Acquisition Corp II”.

THIRD: The name of the Corporation as set forth in its certificate of incorporation to be filed with the Secretary of State of the State of Delaware is “Global Partner Acquisition Corp II”.

FOURTH: The jurisdiction that constituted the seat, siege social, principal place of business or central administration of the Corporation, or any other equivalent thereto under applicable law, immediately prior to the filing of this Certificate of Domestication in accordance with the provisions of Section 388 of the DGCL was the Cayman Islands.

FIFTH: The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

SIXTH: The domestication of the Company shall be effective upon the filing hereof with the Secretary of State of Delaware in accordance with Section 388 of the DGCL.

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IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer and being duly authorized to sign this Certificate of Domestication on behalf of the entity have made, signed and sealed this Certificate of Domestication on this   th day of  , 2024.

GLOBAL PARTNER ACQUISITION CORP II.

By:
Name:	Chandra R. Patel
Title:	Chief Executive Officer